UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

BARINGTON/HILCO ACQUISITION CORP.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

FOR IMMEDIATE RELEASE

July 31, 2017

BARINGTON/HILCO ACQUISITION CORP.

FUNDS 30-DAY EXTENSION OF DATE TO CONSUMMATE BUSINESS COMBINATION

NEW YORK, NY, July 31, 2017 – Barington/Hilco Acquisition Corp. (NASDAQ: BHAC), a blank check acquisition company (the “Company”), announced today that it has deposited $84,546.73 into its trust account to fund a 30-day extension of the date by which it must complete a business combination through August 11, 2017.

On February 10, 2017, the Company’s stockholders approved an extension of the date by which the Company has to complete a business combination for an aggregate of six months, to be implemented and funded by the Company in 30-day increments. The full six-month extension allows the Company until August 11, 2017 to complete a business combination. The Company’s extension through August 11, 2017 is the last of the six possible 30-day extensions that were approved by stockholders.

The Company is holding a special meeting of stockholders on August 9, 2017 (the “Special Meeting”) for the purpose of voting on a new proposal to extend the date by which the Company has to consummate a business combination from August 11, 2017 to December 31, 2017. On May 12, 2017, the Company entered into a merger agreement with Oomba, Inc., a specialized social media and software development company. The Company is holding the Special Meeting in order to provide Oomba additional time to complete an audit of its financial statements so that the parties may precede with closing the transactions contemplated by the merger agreement. The Special Meeting is being held at 10:00 a.m. Eastern time at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036. A copy of the proxy statement for the Special Meeting may be obtained free of charge from the Company’s proxy solicitor, Advantage Proxy, by calling (877) 870-8565.

About Barington/Hilco Acquisition Corp.

Barington/Hilco Acquisition Corp. is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination.

ON JULY 14, 2017, THE COMPANY FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) WITH RESPECT TO THE SPECIAL MEETING. THE COMPANY STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ SUCH PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. SUCH PROXY STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. STOCKHOLDERS MAY ALSO OBTAIN A COPY OF THE PROXY STATEMENT, WITHOUT CHARGE, BY CONTACTING THE COMPANY’S PROXY SOLICITOR, ADVANTAGE PROXY, AT ITS TOLL-FREE NUMBER: (877) 870-8565.

The Company and its directors and executive officers may be deemed to be participants in a solicitation of proxies for the Special Meeting. Information regarding the Company's directors and executive officers is available in its Form 10-K for the year ended December 31, 2016 filed with the SEC. No person other than the Company has been authorized to give any information or to make any representations on behalf of the Company in connection with the proposals in the proxy statement, and if given or made, such other information or representations must not be relied upon as having been made or authorized by the Company.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements concerning the potential business combination. These statements are based on the Company’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the Company’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the Company’s most recent annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, which are available, free of charge, at the SEC’s website at www.sec.gov.

Contacts:

Karen Smith

Advantage Proxy, Inc.
(877) 870-8565

Email:  ksmith@advantageproxy.com